Exhibit 5.1
19 June, 2009

LDK Solar Co., Ltd. Hi-Tech Industrial Park Xinyu City Jiangxi Province 338032 People’s Republic of China	DIRECT LINE: 2842 9521 E-MAIL: Flora.Wong@conyersdillandpearman.com OUR REF: M#872634/D#297024 YOUR REF:
Dear Sirs,
LDK Solar Co., Ltd. (the “Company”)
We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s registration statement on Form F-3 (the “Registration Statement”) filed by the Company under the United States Securities Act of 1933 (the “Securities Act”) with the United States Securities and Exchange Commission (the “Commission”) for the registration by the Company of (a) ordinary shares with a par value of US$0.10 per share of the Company (“Ordinary Shares”) represented by American Depositary Shares (“ADSs”), (b) one or more series of debt securities (the “Debt Securities”); (c) preferred shares, guarantees of debt securities, warrants, options or other rights, stock purchase contracts or equity-linked securities; and (d) any combination of the foregoing, with an initial proposed maximum aggregate offering price of US$200,000,000 (collectively, the “Offering”). The Debt Securities will be issued pursuant to an indenture by and among the Company, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”), in the form filed as an exhibit to the registration statement on Form F-3 filed by the Company under the Securities Act with the Commission on 19 September 2008 (the “2008 Registration Statement”), as such indenture may be supplemented from time to time (the “Indenture”).
We understand that the terms of each series of Debt Securities will be established by or pursuant to a resolution of the board of directors of the Company and detailed or determined in the manner provided in a resolution of the board of directors of the Company, an officers’ certificate or by a supplemental indenture to the Indenture. Any Debt Securities may be exchangeable for and/or convertible into Ordinary Shares or into other securities.
For the purposes of giving this opinion, we have examined copies of the following documents:
(a)	the Registration Statement filed with the Commission on 19 June, 2009; and

(b)	the form of Indenture attached to the 2008 Registration Statement and incorporated by reference in the Registration Statement.
We have also reviewed (1) the fourth amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) of the Company, (2) a copy of the resolutions of the directors of the Company passed on 8 June, 2009 (the “Resolutions”), (3) a copy of a certificate of good standing dated 3 June, 2009 issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 3 June, 2009, (5) a certificate of the director of the Company dated 19 June, 2009, and (6) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.
We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) the capacity, power and authority of each of the parties to the Indenture, other than the Company, to enter into and perform its respective obligations under the Indenture; (c) the due execution and delivery of the Indenture by each of the parties thereto and the physical delivery thereof by the Company with an intention to be bound thereby; (d) the accuracy and completeness of all factual representations made in the Documents and other documents reviewed by us; (e) that the resolutions contained in the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended; (f) that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein; (g) the validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Indenture which is expressed to be governed by such Foreign Laws in accordance with its terms; (h) that on the date of entering into the Indenture the Company was, and after entering into the Indenture continues to be, able to pay its liabilities as they become due; (i) that the issue price of any Ordinary Shares and the conversion price of any Debt Securities would not be less than the par value of the Ordinary Shares; (j) that the Company will maintain sufficient authorised but unissued share capital to enable the Company to satisfy its obligations to issue any Ordinary Shares and the underlying securities upon a conversion of any convertible Debt Securities; (k) due authorization and establishment of the specific terms of each series of Debt Securities, due authentication and issuance of the Debt Securities in accordance with the terms of the Indenture; and (l) neither the form nor the terms of issuance of the Ordinary Shares underlying the ADSs to be issued pursuant to the Registration Statement, the resolutions of the board of directors of the Company, officers’ certificate(s) or supplemental indenture to the Indenture relating to the establishment of the specific terms and/or the issuance of each series of Debt Securities will have any effect on the opinions expressed herein.

The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances in accordance with the terms of the Indenture. In particular, the obligations of the Company under the Indenture (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Indenture if there are other proceedings in respect of the Indenture simultaneously underway against the Company in another jurisdiction.
We express no opinion as to validity or the binding effect of obligations to make any payment at an increased rate on overdue amounts or on the happening of an event of default or to pay a specified rate of interest on the amount of a judgment after the date of judgement. We express no opinion in respect of the enforceability of any provision in the Indenture which purports to fetter the statutory powers of the Company.
We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and is not to be relied upon by any other person, firm or entity or in respect of any other matter.
On the basis of and subject to the foregoing, we are of the opinion that:
1.	The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands.

2.	The allotment and issue of the Ordinary Shares underlying the ADSs to be issued pursuant to the Registration Statement, if any, has been duly authorized, and when allotted and issued by the Company and duly paid for in accordance with its terms of issuance, will be validly issued, fully paid and non-assessable (meaning that no further sums are payable to the Company on such Ordinary Shares), and will rank pari passu with the other Ordinary Shares now in issue and outstanding.

3.	The statements in the Prospectus under the captions “Taxation — Cayman Islands Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” insofar and to the extent that they constitute a summary or description of the laws and regulations of the Cayman Islands, fairly and accurately present the information and summarise the matters referred to therein.
We consent to the filing of this opinion as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and to the references made to us under the headings “Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Prospectus and in documents incorporated by reference in the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.
Yours faithfully,
/s/ Conyers Dill & Pearman